UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(FIRST AMENDMENT)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Original Report (Date of earliest event reported): April 25, 2016

The Mint Leasing, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

323 N. Loop West

Houston, Texas 77008

 (Address of principal executive offices)

(713) 665-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 25, 2016, The Mint Leasing, Inc., (the “Company”) filed disclosures on Form 8-K disclosing several material agreements entered into between the Company and third parties. In filing the Form 8-K, the Company inadvertently included information considered confidential by a Nissan North America, Inc. (“Nissan”). The Company believes there was a reasonable and proper basis to make the disclosure as a materially definitive agreement; nevertheless, it has agreed to amend its prior filing at the request of Nissan. This Form 8-K/A is being filed for the purposes of removing the previous disclosure of the Nissan Fleet Agreement. In addition, this Form 8-K/A discloses that the Company will not be able to file its Form 10-K for fiscal year 2015 by May 14, 2016, as previously disclosed, until such time the Company has the financial resources to do so.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

First Amendment to TCA Global Credit Facility

On March 4, 2016, The Mint Leasing North, Inc., a Texas corporation (“Mint North”) and VJ Holdings, LLC, a Texas limited liability company (“VJ Holdings”), both of which are related parties to Company by virtue of the Company’s controlling shareholder, Jerry Parish’s, beneficial ownership in each entity, entered into a First Amendment to Credit Agreement (the “First Amended Credit Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”). The First Amended Credit Agreement amended the terms and conditions of the Credit Agreement closed on February 9, 2015 (the “Credit Agreement”). The terms and conditions of the Credit Agreement were disclosed on the Company Form 10-Q for the quarter ending September 30, 2015. Unless otherwise amended in the First Amended Credit Agreement, the Credit Agreement was ratified in all respects.

Pursuant to the First Amended Credit Agreement, following the partial prepayment by Jerry Parish in the amount of $500,000, the parties ratified the amount due and owing to TCA under the Credit Agreement and agreed to amend the maturity date of the Credit Agreement to March 4, 2017.

In connection with and as consideration for the Advisory Fee under the Credit Agreement, the Company had issued 1,739,130 shares of restricted common stock (valued at the lowest weighted average price per share of the Company’s common stock on the five trading days immediately prior to the execution date of the Credit Agreement) to TCA, which number of shares was adjustable from time to time (as described in the Credit Agreement), such that the total shares issued to and sold by TCA would provide TCA an aggregate of $400,000 in value. These shares were referred to as the “Advisory Fee Shares” under the Credit Agreement. Pursuant to the First Amended Credit Agreement, TCA has agreed to use its good faith and commercially reasonable efforts to sell shares of its common stock in the principal trading market, subject to any and all existing restrictions. In the event TCA is able to sell any of the Advisory Fee Shares, the net proceeds from such sales shall be credited towards the $400,000 “Advisory Fee Obligation,” which is incorporated into the principal amount due set forth above. Upon payment of the Advisory Fee Obligation, the balance of common stock issued to TCA shall be returned to the Company’s treasury.

TCA acknowledged in the First Amended Credit Agreement that the Company had requested, and that TCA was amenable, to lending funds to the Company, or an existing or future subsidiary of the Company, in the principal amount of $2,000,000. TCA recognized in the First Amended Credit Agreement that such financing could not be consummated at the time of execution because of a variety of conditions precedent thereto having not been satisfied, including (a) settlement or disposition of the Company’s litigation with Raven Asset-Based Opportunity Fund I, LP against the Company and Mint North (the “Raven/Mint Litigation”), as addressed below, and (b) finalization of an agreed upon vehicle financing relationship with any automobile manufacturer for the purchase and leasing of vehicles through a recently formed subsidiary of the Company – Mint Leasing America, Inc., a Texas corporation (“Mint America”). It is anticipated that the sole shareholder of Mint America will be Jerry Parish, or his designee or assignee.

As a result of not being able to consummate new financing, TCA agreed to deposit $2,000,000 into its counsel’s escrow account. These funds are not the property of the Company or Mint America, and neither the Company nor Mint America have any lien rights over the funds. The funds were deposited merely as a show of good faith. Under the First Amended Credit Agreement, the Company and/or Mint America have until September 4, 2016 to structure a mutually agreeable structure and lending relationship for deployment of the $2,000,000. In the event the new financing is not closed by October 4, 2016, the escrowed funds shall be returned to TCA.

In consideration for the First Amended Credit Agreement, Mint North has agreed to pay TCA an additional advisory fee of $2,000,000. The Company, and Jerry Parish and Susan Parish, have guaranteed this fee. The fee is due on the earlier of the revised maturity date of March 4, 2017, or default under the First Amended Credit Agreement. The fee is due regardless of whether TCA proceeds with the new financing addressed above.

The foregoing summary description of the terms of the First Amended Credit Agreement may not contain all information that is of interest to the reader, and does not purport to be complete and are qualified in their entirety by reference to the full text of the First Amended Credit Agreement and the Credit Agreement, and those related agreements, as set forth in the Form 10-Q for the quarter ending September 30, 2015.

Navigator Corporate Advisors

On April 11, 2016, The Mint Leasing, Inc., a Nevada corporation (the “Company”) engaged Navigator Corporate Advisors, and its principle, Todd Bartlett (collectively “Navigator”), to prepare financial statements, supporting notes to financial statements, and other tasks in preparation and support for the Company’s independent public accountants. Mr. Bartlett had been the contract Chief Financial Officer for the Company in 2015 through a third-party vendor to the Company. Mr. Bartlett resigned as contract Chief Financial Officer in December of 2015 for lack of payment by the Company. Mr. Bartlett has not released any claims for payments associated with these past services.

The Company and Navigator agreed to a $10,000 engagement fee to be paid upon execution; however, due to financial constraints and other limitations, as set forth herein, Navigator and the Company have agreed that Navigator shall be paid in due course in light of the litigation set forth herein, and that the failure of the Company to pay the engagement fee does not constitute a waiver of the engagement fee by Navigator.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In or about mid-December 2015, Todd Bartlett resigned as Chief Financial Officer due to the Company’s financial limitations and constraints caused by the Mint/Raven Litigation. As a result, pursuant to Article IV, Section 2 of the Company’s Bylaws, Jerry Parish, as sole director on the Board of Directors, appointed himself as Chief Financial Officer until such time a successor could be appointed.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

Raven/Mint Litigation

On November 30, 2015, Raven Asset-Based Opportunity Fund I, LP (“Raven”) filed its lawsuit in the District Court of Harris County, Texas and the Company, The Mint Leasing, Inc., a Texas corporation (“Mint Texas”), The Mint Leasing South, Inc. (“Mint South”) and Jerry Parish for breach of the Loan Agreement between the Company and related parties identified in this paragraph, and MNH Management, LLC (“MNH”). Raven is the assignee of MNH. Raven is seeking damages in excess of $8,700,000 in the complaint. Since inception of the Raven/Mint Litigation, the Company’s ability to deposit funds into its operating account from the lockbox account controlled by Raven has been significantly impaired resulting in the Company’s inability to meet certain financial obligations, including its obligation to maintain its reporting requirements under the 1934 Exchange Act.

On February 10, 2016, the Company filed its counterclaim against Raven, and on March 8, 2016, Raven amended its pleadings to add claims against Mint North. On April 4, 2016, the Court ordered a receiver on the record, but the terms and conditions of the receivership and no order has been entered by the Court on the receiver as of the date of this filing. It is anticipated that any receivership order will result in Raven’s security in the Company’s assets will be controlled by the receiver with little to no oversight by management.

The Company is of the opinion that our auditor's report on our 2016 financial statements will be expressing an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The lack of revenues from operations to date caused by the Raven/Mint Litigation raises substantial doubt about our ability to continue as a going concern.

Failure to Timely File Annual Report on Form 10-K

Due to the aforementioned financial constraints, and more specifically, the Raven/Mint Litigation, the Company has concluded that it cannot file its annual report on Form 10-K until it has sufficient resources to pay the costs and fees associated with the filing.. On March 30, 2016, the Company had retained new legal counsel to file its Form 12b-25, and just recently retained the services of Navigator. The Company has been experiencing complications in operating as a going concern due to the Raven/Mint Litigation.

The Company has its shares listed on the OTCQB Marketplace operated by the OTC Markets Group. FINRA Rule 6530(e) prohibits brokers from quoting the securities of a company that has failed to timely file a required report three times in any 2-year period, or that has had its securities removed from the OTC Bulletin Board quotation service twice in a 2-year period for failing to file a required report within 30 days of the filing deadline. Once a company’s securities are prohibited from being quoted on the OTC Bulletin Board the company must timely file all required reports for a period of one year before it can regain eligibility.  The late filing of the Company’s annual report on Form 10-K might result in the halting of trading of the Company’s shares of common stock, and might result in the Company being downgraded to shell status, which in turn would result in restrictions on its common stock and additional costs to the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
10.1	First Amended Credit Agreement (TCA)
10.2	Engagement Letter for Consulting Services (Navigator)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: May 6, 2016	By: /s/ Jerry Parish
Jerry Parish President, CEO and CFO

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